Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of AtlasClear Holdings, Inc. of our report dated April 16, 2024, relating to our audit of the December 31, 2023 and 2022 financial statements of Quantum FinTech Acquisition Corporation.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Haynie & Company
Haynie & Company
Salt Lake City, Utah
May 13, 2024